Exhibit 21.1

BEST BUY CO., INC.

SUBSIDIARIES OF THE REGISTRANT AT January 29, 2022 *

State or Other Jurisdiction of Incorporation or Organization
BBC Investment Co.	Nevada
BBY Networks, Inc.	Minnesota
BBC Property Co.	Minnesota
Best Buy Stores, L.P. (1)	Virginia
BBY Services, Inc.	Delaware
BestBuy.com, LLC	Virginia
Best Buy Puerto Rico Holdings, LLC	Delaware
Best Buy Stores Puerto Rico, LLC	Puerto Rico
Best Buy Texas.com, LLC	Virginia
Best Buy Warehousing Logistics, LLC	Delaware
Nichols Distribution, LLC	Minnesota
Magnolia Hi-Fi, LLC (2)	Washington
Pacific Sales Kitchen and Bath Centers, LLC	California
ProTheo III, LLC	Delaware
Two Peaks, LLC (3)	Delaware
USB RETC Fund 2019-7, LLC	Delaware
Lily Solar Lessee, LLC #	Delaware
USB RETC Fund 2020-12, LLC	Delaware
Little Bear Master Tenant, LLC #	Delaware
USB RETC Fund 2020-19, LLC	Delaware
Prospero II Master Tenant, LLC#	Delaware
BBY Holdings International, Inc.	Minnesota
Best Buy China Holdings, Ltd.	Mauritius
Best Buy Shanghai, Ltd.	China
Best Buy Enterprise Services, Inc.	Minnesota
BBY Canada Finance, LLC	Delaware
BBY Solutions, Inc.	Minnesota
Best Buy Canada Ltd. / Magasins Best Buy LTEE (4)	Canada+
Best Buy China Ltd.	Bermuda
Best Buy Purchasing LLC (5)	Minnesota
Partsearch Technologies, Inc.	Delaware
ProTheo, Inc.	Delaware
ProTheo IV, LLC	Delaware
Best Buy Distributions Limited	United Kingdom
ProTheo V, LLC	Delaware
Best Buy Finance, Inc.	Minnesota
BBY (Mauritius I) Ltd.	Mauritius
BBY (Mauritius II) Ltd.	Mauritius
Best Buy China %	China
BBY (Mauritius III) Ltd.	Mauritius
Best Buy (AsiaPacific) Limited	China
Best Buy International Finance, S.à r.l.	Luxembourg
Best Buy Enterprises, S. de R.L. de C.V.	Mexico, Federal District
Best Buy Imports, S. de R.L. de C.V.	Mexico, Federal District
Best Buy Stores, S. de R.L. de C.V.	Mexico, Federal District
ExB Hong Kong Limited	Hong Kong
Best Buy Product Protection, Inc.	South Dakota
CCL Insurance Company	Vermont
CP Gal Richfield, LLC	Delaware

Current Health Limited	United Kingdom
Current Health, Inc.	Delaware
GC Buyer, Inc.	Delaware
Best Buy Health, Inc. (6)	Delaware
GTL, Incorporated (7)	New York

*       Indirect subsidiaries are indicated by indentation.

+      Federally chartered

%     China Business Trust

#      Indicates a subsidiary entity that is not wholly owned by us. In each instance, our ownership interest is greater than 90%.

Also doing business as:

(1)    Best Buy Express; Best Buy Outlet; Best Buy Health; Geek Squad; Magnolia Home Theater; Pacific Kitchen and Home; Pacific Kitchen and Home Bath Centers; Pacific Sales; Pacific Sales Kitchen and Bath Centers; Pacific Sales Kitchen and Home; TechLiquidators

(2)    Magnolia Design Center

(3)    Yardbird; Yardbird Furniture

(4)    Geek Squad

(5)    Pacific Kitchen and Bath Centers; Pacific Sales Kitchen and Home

(6)    Critical Signal Technologies; Lively; Lively North America

(7)    CST Your Link to Life; Link to Life